                                                                    EXHIBIT 99.2


                                 CALAIR L.L.C.


                           CALAIR CAPITAL CORPORATION


                           CONTINENTAL AIRLINES, INC.


                         NOTICE OF GUARANTEED DELIVERY

                                      FOR


                           TENDER OF ALL OUTSTANDING


                          8 1/8% SENIOR NOTES DUE 2008


                                IN EXCHANGE FOR


                          8 1/8% SENIOR NOTES DUE 2008


           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933



     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 6, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY PRIOR TO THE EXPIRATION DATE.



                         DELIVER TO THE EXCHANGE AGENT:

                                 BANK ONE, N.A.


         By Hand/Overnight Courier:                       Facsimile Transmission Number
               Bank One, N.A.                                      614-244-5185
           235 West Schrock Road                                 or 614-244-5188
         Westerville, OH 43271-0184                      (For Eligible Institutions Only)
   Attention: Corporate Trust Operations                       Confirm by Telephone
                Lora Marsch                                        800-346-5153
          (If by Mail, Registered
        Certified Mail Recommended)


                             ---------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE IN THE BOX PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.


     This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of Calair L.L.C. ("Calair"), a Delaware limited liability company and an indirect subsidiary of Continental Airlines, Inc. ("Continental" or the "Company"), a Delaware corporation, Calair Capital Corporation ("Calair Capital" and, together with Calair, the "Issuers"), a Delaware corporation and a wholly owned subsidiary of Calair, and Continental and to tender 8 1/8% Senior Notes due 2008 (the "Old Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" of the Prospectus of the Issuers and the Company, dated September 1, 1998 (the "Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

Ladies and Gentlemen:


     The undersigned hereby tenders to the Issuers and the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.


     The undersigned hereby tenders the Old Notes listed below:

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CERTIFICATE NUMBER(S) (IF KNOWN) OF OLD NOTES   AGGREGATE PRINCIPAL AMOUNT   AGGREGATE PRINCIPAL AMOUNT
 OR ACCOUNT NUMBER AT THE BOOK-ENTRY FACILITY         REPRESENTED                  TENDERED
-------------------------------------------------------------------------------------------------------

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

                            PLEASE SIGN AND COMPLETE

Names of Record Holders:                               Signatures:
                         ----------------------------              -----------------------------------------

Address: --------------------------------------------  -----------------------------------------------------

-----------------------------------------------------  Dated: ---------------------------------------, 1998

Area Code and Telephone Numbers:
                                 --------------------

-----------------------------------------------------

     This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Capacity:
          ----------------------------------------------------------------------

Address(es):
             -------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17 Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the certificates for all physically tendered Old Notes tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer -- Book-Entry Transfer" and in the Letter of Transmittal, as the case may be, and any other required documents, all by 5:00 p.m., New York City time, within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm:                                            -----------------------------------------------------
                                                                         (Authorized Signature)
-----------------------------------------------------
Address:                                                 Name:
         --------------------------------------------          -----------------------------------------------
                                   (Include Zip Code)    Title:
                                                                ----------------------------------------------
                                                                         (Please Type or Print)
Area Code and Tel. Number:
-----------------------------------------------------
                                                         Date:
                                                               ---------------------------------------- , 1998

     DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY


     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile hereof) and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Prospectus and Instruction 2 of the Letter of Transmittal.



     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.



     If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.



     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in- fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.



     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Notice of Guaranteed Delivery. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.